EXHIBIT 12(b)
                            FLEET BOSTON CORPORATION
           COMPUTATION OF SUPPLEMENTAL CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES

                         EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                            Nine           Nine
                                           Months         Months
                                           Ended          Ended
                                       September 30,   September 30,                Year ended December 31,
---------------------------------------------------------------------------------------------------------------------------
                                            1999          1998        1998        1997        1996        1995        1994
---------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes               $3,352        $2,778      $3,776      $3,762      $3,185      $2,354      $2,431
Adjustments:
  (a)  Fixed charges:
       (1) Interest on borrowed funds       1,990         1,669       2,240       1,788       1,686       2,492       2,112
       (2) 1/3 of rent                         79            71          96          92          95          90          88
                                           ======        ======      ------      ------      ------      ------      ------
  (b)  Adjusted earnings                   $5,421        $4,518      $6,112      $5,642      $4,966      $4,936      $4,631
                                           ======        ======      ======      ======      ======      ======      ======

Fixed charges                              $2,069        $1,740      $2,336      $1,880      $1,781      $2,582      $2,200
                                           ======        ======      ======      ======      ======      ======      ======

Adjusted earnings/fixed charges              2.62x         2.60x       2.62x       3.00x       2.79x       1.91x       2.11x
                                           ======        ======      ======      ======      ======      ======      ======

                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                            Nine           Nine
                                           Months         Months
                                           Ended          Ended
                                       September 30,   September 30,                Year ended December 31,
---------------------------------------------------------------------------------------------------------------------------
                                            1999           1998        1998        1997        1996        1995        1994
---------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes               $3,352        $2,778      $3,776      $3,762      $3,185      $2,354      $2,431
Adjustments:
  (a)  Fixed charges:
       (1) Interest on borrowed funds       1,990         1,669       2,240       1,788       1,686       2,492       2,112
       (2) 1/3 of rent                         79            71          96          92          95          90          88
       (3) Interest on deposits             2,618         2,769       3,706       3,339       3,433       3,517       2,471
                                           ======        ======      ======      ======      ======      ======      ======
  (b)  Adjusted earnings                   $8,039        $7,287      $9,818      $8,981      $8,399      $8,453      $7,102
                                           ======        ======      ======      ======      ======      ======      ======

Fixed charges                              $4,687        $4,509      $6,042      $5,219      $5,214      $6,099      $4,671
                                           ======        ======      ======      ======      ======      ======      ======

Adjusted earnings/fixed charges              1.72x         1.62x       1.62x       1.72x       1.61x       1.39x       1.52x
                                           ======        ======      ======      ======      ======      ======      ======